Exhibit 21

Subsidiaries of the Registrant
(as of December 31, 2012)

	%	JURISDICTION
XL Group plc		Ireland
XLIT Ltd.		Cayman
XL Company Switzerland GmbH		Switzerland
EXEL Holdings Limited		Cayman
X.L. Property Holdings Limited		Bermuda
XL Insurance (Bermuda) Ltd		Bermuda
Mid Ocean Holdings Limited		Bermuda
XL London Market Group Ltd		UK
Brockbank Holdings Ltd		UK
County Down Limited		UK
Dornoch Limited		UK
Stonebridge Underwriting Ltd		UK
XL London Market Ltd- Syndicate 1209		UK
XL London Market Services Ltd		UK
Denham Tower Underwriting Agents (PTY) Limited (In Liquidation)		South Africa
XL Re Ltd		Bermuda
XL BCM Limited		UK
XL CCM Ltd (In Liquidation)		UK
ECS Reinsurance Company Inc.		Barbados
Global Capital Underwriting Ltd.		UK
Fundamental Insurance Investments Ltd		Bermuda
FII Partners LLC	99	Delaware
FII Partners Ltd		Bermuda
FII Partners LLC	1	Delaware
XL Re Europe Limited		Ireland
XL Insurance (Gibraltar) Limited		Gibraltar
XL EP Plc		UK
XL Re Latin America Ltd		Switzerland
XL Latin America Investments Ltd		Bermuda
XL Re Participacoes Brasil Ltda.		Brazil
XL Resseguros Brasil S.A.		Brazil
XL Re Latin America (Argentina SA)	80	Argentina
XL Re Latin Escritório de Representação no Brasil Ltda		Brazil
XL PP Limited (In Liquidation)		UK
XL (Brazil) Holdings Ltda		Brazil
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Capital Finance (Europe) plc		UK
XL Insurance Argentina S.A. Compañia de Seguros	90	Argentina
XL Services UK Limited		UK
XL Insurance Company Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros	10	Argentina
XL Insurance (China) Company Ltd	49	China
XL Seguros Brasil S.A.		Brazil
XL Holdings Proprietary Limited		South Africa
XL Insurance Company Ltd		South Africa
XL Financial Holdings (Ireland) Limited		Ireland
XL Finance (Ireland) Limited		Ireland
XL Services Canada Ltd.		Canada

244

	%	JURISDICTION
X.L. America, Inc.		Delaware
XL Financial Solutions, Inc.		Delaware
XLA Garrison L.P.		Delaware
XL Reinsurance America Inc.		New York
XL Insurance (China) Company Ltd	51	China
Greenwich Insurance Company		Delaware
Global Asset Protection Services, LLC		Connecticut
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Insurance America, Inc.		Delaware
XL Select Insurance Company		Delaware
XL Insurance Company of New York, Inc.		New York
XL Group Investments LLC		Delaware
XL Group Investments Ltd		Bermuda
XL Specialty Insurance Company		Delaware
Indian Harbor Insurance Company		North Dakota
37 Lambert Road LLC		Delaware
XL Global, Inc.		Delaware
X.L. Global Services, Inc.		Delaware
Eagleview Insurance Brokerage Services, LLC		Delaware
XL Life and Annuity Holding Company		Delaware
XL Life Insurance and Annuity Company		Illinois
XL Asset Funding Company I LLC		Delaware
ECS, Inc. (In Liquidation)		Pennsylvania
XL Investments Ltd		Bermuda
XL Capital Products Ltd		Bermuda
XL SGS Holdings Inc.		Delaware
Garrison Investments Inc.(**)		Barbados
Kensington Investments Inc.		Barbados
XLB Partners Inc.		Barbados
X.L. Investments (Barbados) Inc.		Barbados
XL (SERVICES) S.a.r.l.		Luxembourg
XL (SPECIALTY) S.a.r.l.		Luxembourg
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America (Argentina SA)	20	Argentina
XL Insurance Switzerland Ltd.		Switzerland
Vitodurum Reinsurance Company Ltd.		Switzerland
XL Services Switzerland AG		Switzerland
XL India Business Services Private Limited		India
XL Insurance Mexico SA de CV		Mexico

(**)	Limited Partner of XLA Garrison L.P.

245